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May 15, 2000

We hereby consent to the incorporation by reference of our report dated April 7, 2000, appearing in the Annual Report on Form 10-KSB for the year ended December 31, 1999 of The IXATA Group, Inc. (the "Company"), to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 17, 1997.

Nation Smith Hermes Diamond
San Diego, California
May 15, 2000